                                                                     Exhibit 1.1



                          AMERICA WEST AIRLINES, INC.

                           1996-1 PASS THROUGH TRUSTS

                                  $___________

   Pass Through Certificates, Series 1996-1A, 1996-1B, 1996-1C, 1996-1D and
                                    1996-1E

                             UNDERWRITING AGREEMENT


                                           November __, 1996


Morgan Stanley & Co. Incorporated
Citicorp Securities, Inc.
Lehman Brothers Inc.
Salomon Brothers Inc

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

              1. Introductory. It is proposed that Fleet National Bank, as trustee under each of the Trusts (as defined below) (each, a "Trustee"), issue and sell to Morgan Stanley & Co. Incorporated, Citicorp Securities, Inc., Lehman Brothers Inc. and Salomon Brothers Inc, as underwriters (collectively, the "Underwriters"), its pass through certificates in the aggregate principal amounts set forth on Schedule I hereto and with the interest rates and final distribution dates set forth on Schedule II hereto (the "Offered Certificates") on the terms and conditions stated herein. As used herein, unless the context otherwise requires, the term "you" shall mean Morgan Stanley & Co. Incorporated.

              The Offered Certificates will be issued pursuant to a pass through trust agreement, dated as of November __, 1996 (the "Basic Agreement"), and five separate supplements thereto, dated as of November __, 1996 (each, a "Trust Supplement" and together with the Basic Agreement, collectively, the "Pass Through Trust Agreements") between America West Airlines, Inc., a Delaware corporation (the "Company"), and the Trustee, relating to the creation and administration of America West Airlines Pass Through Trust Series 1996-1A (the "Class A Trust"), America West Airlines Pass Through Trust Series 1996-1B (the "Class B Trust"), America West Airlines Pass Through Trust Series 1996-1C (the "Class C Trust"), America West Airlines Pass Through Trust Series 1996-1D (the "Class D Trust") and America West Airlines Pass Through Trust Series 1996-1E (the "Class E Trust" and, together with the Class A Trust, the Class B Trust, the Class C Trust and the Class D Trust, the "Trusts"). Certain amounts of interest payable on the Offered Certificates to be issued by the Class A Trust, the Class B Trust and the Class C Trust will be entitled to the benefits of a separate liquidity facility for each such Trust. Kredietbank N.V., acting through its New York branch (the "Liquidity Provider"), will enter into three irrevocable revolving credit agreements (each, a "Liquidity Facility"), to be dated as of November __, 1996, for the benefit of the holders of the Offered Certificates issued by the Class A Trust, the Class B Trust and the Class C Trust, respectively. The Liquidity Provider and the holders of the Offered Certificates will be entitled to the benefits of an Intercreditor Agreement to be dated as of November __, 1996 (the "Intercreditor Agreement") among the Trusts, Fleet National Bank, as subordination agent (the "Subordination Agent"), and the Liquidity Provider. The Leases (as defined in the Pass Through Trust Agreements) provide that the aggregate amounts unconditionally payable by the Company under the Leases will be at least sufficient to pay in full when due all scheduled amounts required to be paid on the Equipment Notes, although neither the Offered Certificates nor the Equipment Notes (as defined in the Pass Through Trust Agreements) are not obligations of the Company or are guaranteed by the Company.

              Capitalized terms used but not defined herein have the meanings assigned to them in the Pass Through Trust Agreements, or, if not defined therein, the meanings specified in each of the eleven Indentures referred to in such Pass Through Trust Agreements or in each of the eleven Leases referred to in such Indentures.

              The Company understands that the Underwriters propose to make an offering of the Offered Certificates on the terms, subject to the conditions and in the manner set forth in the Prospectus (as defined below) and Section 5 hereof.

              The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Offered Certificates. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement becomes effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement; provided, however, that if it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Offered Certificates may commence, then the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post- effective amendment and any additional post-effective amendment that is subsequently filed with the Commission. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as such prospectus may subsequently be amended or supplemented, including, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b).




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
The term "Preliminary Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference herein to the registration statement, the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") and deemed incorporated by reference pursuant to Form S-3 under the Act. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

              2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter and GPA (as hereinafter defined) on and as of the date hereof and on and as of the Closing Date (as defined in Section 4 hereof) that:

              (a) The Company meets the requirements for use of Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective complied and will comply in all material respects with the provisions of the Act and did not and will not at any such time contain an untrue statement of a material fact or omit to state a material fact with respect to the America West Information (as defined in Annex I hereto) required to be stated therein or necessary to make the statements therein not misleading. The Prospectus when filed with the Commission under Rule 424(b) under the Act complied and will comply in all material respects with the provisions of the Act and on the date hereof, at the time it is furnished to the Underwriters for their use and on the Closing Date did not and will not at any such time contain an untrue statement of a material fact or omit to state a material fact with respect to the America West Information necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties made in this paragraph (a) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished by you in writing to the Company or GPA expressly for use in the Registration Statement or the Prospectus nor to any statements or omissions in that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), on Form T-1.

              (b) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents will, when so filed, be filed in a timely manner and will comply in all material respects with the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the other Operative Documents to which it is or will be a party; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), or the earnings, business affairs, business prospects or properties of the Company or on the ability of the Company to perform its obligations under this Agreement and the other Operative Documents to which it is or will be a party or on the consummation of the transactions contemplated herein or therein (a "Material Adverse Effect").

              (d)  The Company has no subsidiaries.

              (e) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of the warrants referred to in the Prospectus). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

              (f) Except as described in the Prospectus, the Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the other Operative Documents to which the Company is or will be a party and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company, do not require any stockholder approval, or approval or consent of any trustee or holder of any material indebtedness or material obligations of the Company, except such as have been duly obtained and are in full force and effect, and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, loan agreement, contract or other instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, the failure of which to obtain or which breach, default, lien, charge or encumbrance, individually or in the aggregate, would have a Material Adverse Effect, nor will any such execution, delivery or performance result in any violation of the provisions of the certificate of incorporation or by-laws of the Company, or any statute or any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company.

              (g) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the valid authorization, execution and delivery by the Company of this Agreement and the other Operative Documents to which the Company is or will be a party and for the consummation by the Company of the transactions contemplated herein and therein, except such as may be required under (i) the securities or Blue Sky laws of the various states, (ii) the Sections of Title 49 of the United States Code relating to aviation, as amended (the "Aviation Act"), and filings or recordings with the Federal Aviation Administration (the "FAA"), and (iii) the Uniform Commercial Code as is in effect in the State of Arizona and filings thereunder, which filings listed in the preceding clauses (ii) and (iii) shall have been made, or duly presented for filing, on or prior to the Closing Date.

              (h) The Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to so obtain, declare or file would not have a Material Adverse Effect.

              (i) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the best knowledge of the Company, threatened against the Company or any of its properties that could reasonably be expected to result in a Material Adverse Effect; all pending legal or governmental proceedings to which the Company is a party or which affect any of its properties that are not described in the Prospectus including ordinary routine litigation incidental to its business, are not, singly or in the aggregate, reasonably expected to have a Material Adverse Effect.

              (j) The Company has not taken any corporate action or, to the best knowledge of the Company, have any other steps been taken or legal proceedings been started or threatened against it (i) as a result of which it could become bankrupt, (ii) for its winding-up, dissolution or reorganization or (iii) for the appointment of a liquidator, receiver, administrator, administrative receiver, examiner or similar officer of it or of any or all its assets or revenues.

              (k) This Agreement and the other Operative Documents to which the Company is a party have been duly executed and delivered by the Company and the other





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
       Operative Documents to which the Company will be a party will be duly executed and delivered by the Company on or prior to the Closing Date.

              (l) The Operative Documents (other than this Agreement) to which the Company is or will be a party will constitute, when duly executed and delivered by the Company, assuming that such Operative Documents have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, each other party thereto, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or other similar laws now or hereinafter in effect relating to creditors' rights generally and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), or (ii) with respect to indemnification and contribution provisions, applicable law.

              (m) The financial statements included in the Prospectus, together with the related notes thereto, present fairly the financial position of the Company at the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as otherwise stated in the Prospectus.

              (n) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs, business prospects or properties of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Change"). Except as disclosed in the Prospectus, the Company has no material (i) contingent obligations, (ii) forward or long-term commitments or (iii) unrealized or anticipated losses from any unfavorable commitments.

              (o) The Company is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more cargo.

              (p) When executed, authenticated, issued and delivered in the manner provided for in the Pass Through Trust Agreements and this Agreement and sold and paid for as provided in this Agreement, the Offered Certificates will be legally and validly issued and will be entitled to the benefits of the related Pass Through Trust Agreements.

              (q) Except as disclosed in the Prospectus, the Company has good and sufficient title for the use made and proposed to be made of all of its properties, whether real or personal, in each case free from liens, encumbrances and defects except where the failure to have such title would not have a Material Adverse Effect;





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
       and except as disclosed in the Prospectus, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would have a Material Adverse Effect.

              (r) The statements in the Prospectus describing various provisions of the Leases provide accurate summaries of such provisions in all material respects.

              (s) Except as disclosed in the Prospectus, the Company is not in violation of any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws that, singly or in the aggregate, could have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Company or, to the best knowledge of the Company, threatened against the Company, before the National Labor Relations Board, the National Mediation Board or any state or local labor relations or mediation board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or, to the best knowledge of the Company, threatened against the Company, and
       (ii) no labor dispute in which the Company is involved nor, to the best knowledge of the Company, is any labor dispute imminent, other than routine disciplinary and grievance matters, except as disclosed in the Prospectus. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder, including, but not limited to Sections 4975 and 4980B of the Internal Revenue Code of 1986, as amended (the "Code"). There are no "pension plans" established or maintained by the Company or "multi-employer pension plans" to which the Company is a contributor that are intended to be qualified under Section 401(a) of the Code.

              (t) Except as disclosed in the Prospectus, the Company is not in violation of any Federal, State or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations, excluding any violations which individually or in the aggregate would not have a Material Adverse Effect; the Company has not received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future; there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"); and there are no past or present actions, activities, circumstances, conditions, events or incidents, that could form the basis of any Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not singly or in the aggregate, have a Material Adverse Effect.

              (u) All tax returns required to be filed by the Company have been timely filed and such returns are true, complete and correct in all material respects. All taxes due or claimed to be due from the Company that are due and payable have been paid, other than those (i) being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP or (ii) those currently payable without penalty or interest for which an adequate reserve or accrual has been established or extensions duly paid. Except as described in the Prospectus, the Company does not know of (A) any actual or proposed material additional tax assessments or (B) any probable basis for the imposition of any material additional tax assessments for any fiscal period against the Company.

              (v) KPMG Peat Marwick, the firm that examined and issued an auditors' report with respect to the financial statements of the Company included in the Prospectus, are independent public accountants within the meaning of the Securities Act and the regulations thereunder.

              (w) Neither BK Associates, Inc., Aircraft Information Services, Inc. nor Morton Beyer and Associates (collectively, the "Appraisers") is an affiliate of the Company or has a substantial interest, direct or indirect, in the Company. To the Company's knowledge, none of the officers and directors of any of such Appraisers are connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

              (x) To the best of the Company's knowledge, no event has occurred and is continuing which constitutes a Lease Event of Default or would constitute a Lease Event of Default under any Lease but for the requirement that notice be given or time lapse or both.

              (y) To the best of the Company's knowledge, no event has occurred and is continuing which constitutes an Event of Loss (as defined in each Lease) or would constitute an Event of Loss under any Lease with the lapse of time.

              (z) The Company is and will be the "issuer" within the meaning of the Securities Act with respect to the offering and sale of the Offered Certificates.

              (aa) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

              (bb) As of the Closing Date, the Pass Through Trust Agreements will have been duly qualified under the Trust Indenture Act, and the rules and regulations promulgated thereunder, and comply as to form in all material respects with the requirements of the Trust Indenture Act.

              (cc) The Company has not and is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

              (dd) All of the Company's representations and warranties to be contained in Section 8 of each Refunding Agreement, when made, shall be incorporated by reference in this Agreement as if set forth herein, and shall be true and correct on and as of the date they are made by the Company pursuant to each Refunding Agreement and on and as of the Closing Date.

              3. Representations and Warranties of GPA. Each of GPA Group plc ("GPA Group"), GPA Leasing USA I, Inc. ("GPA I") and GPA Leasing USA Sub I ("GPA Sub I" and, collectively with GPA Group and GPA I, "GPA") represents and warrants to, and agrees with, the Underwriters and the Company on and as of the date hereof and on and as of the Closing Date that:

              (a) The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective did not and will not at any such time contain any untrue statement of a material fact or omit to state any material fact with respect to the GPA Information (as defined in Annex I hereto) required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus on the date hereof, at the time it is furnished to the Underwriters for their use and on the Closing Date, did not and will not at any such time contain an untrue statement of a material fact or omit to state a material fact with respect to the GPA Information necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties made in this paragraph (a) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished by you in writing to the Company or GPA expressly for use in the Registration Statement or the Prospectus nor to any statements or omissions in that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act on Form T-1.

              (b) GPA Group is a corporation duly organized and validly existing under the laws of Ireland, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as presently conducted and to enter into and perform its obligations under this Agreement and the other Operative Documents to which it is or will be a party.

              (c) Each of GPA I and GPA Sub I is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Connecticut, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as presently conducted and to enter into and perform its obligations under this Agreement and the other Operative Documents to which it is or will be a party.

              (d) Except as described in the Form 20-F most recently filed by GPA Group with the Commission (the "Form 20-F"), neither GPA Group, GPA I nor GPA Sub I is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), or the earnings, business affairs, business prospects or properties of GPA Group and its subsidiaries taken as a whole, or on the ability of GPA Group, GPA I or GPA Sub I to perform their respective obligations under this Agreement and the other Operative Documents to which GPA Group, GPA I or GPA Sub I, as the case may be, is or will be a party or on the consummation by GPA of the transactions contemplated herein or therein (a "GPA Material Adverse Effect"). The execution, delivery and performance of this Agreement and the other Operative Documents to which GPA Group, GPA I or GPA Sub I is or will be a party and the consummation by GPA of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of GPA Group, GPA I and GPA Sub I, as the case may be, do not require any stockholder approval, or approval or consent of any trustee or holder of any material indebtedness or material obligations of GPA Group, GPA I or GPA Sub I, except such as have been duly obtained and are in full force and effect, and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of GPA Group, GPA I or GPA Sub I pursuant to any indenture, loan agreement, contract or other instrument to which GPA Group, GPA I or GPA Sub I is a party or by which GPA Group, GPA I or GPA Sub I may be bound or to which any of the property or assets of GPA Group, GPA I or GPA Sub I is subject, the failure of which to obtain or which breach, default, lien, charge or encumbrance, individually or in the aggregate, would have a GPA Material Adverse Effect, nor will any such execution, delivery or performance result in any violation by GPA of the provisions of the memorandum, articles of association, certificate of incorporation or by-laws, as the case may be, of GPA Group, GPA I or GPA Sub I or any statute, or any rule, regulation or order of any governmental agency or body or any court having jurisdiction over GPA Group, GPA I or GPA Sub I.

              (e) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by GPA for the valid authorization, execution and delivery by GPA Group, GPA I or GPA Sub I of this Agreement and the Operative Documents to which GPA Group, GPA I or GPA Sub I is or will be a party and for the consummation by GPA of the transactions contemplated herein and therein, except such as may be required under (i) the Sections of the Aviation Act and filings or recordings with the FAA and
       (ii) the Uniform Commercial Code as is in effect in the States of Arizona and Connecticut and similar statutes as in effect in the country of Ireland and filings thereunder, which filings listed in the preceding clauses (i) and (ii) shall have been made, or duly presented for filing on or prior to the Closing Date.

              (f) Except as disclosed in the Form 20-F, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the best knowledge of GPA Group, GPA I or GPA Sub I, threatened against GPA Group, GPA I or GPA Sub I or any of their respective properties that could reasonably be expected to result in a GPA Material Adverse Effect.

              (g) On or prior to the Closing Date, the issuance of the Equipment Notes to be issued under each Indenture will be duly authorized by the related Owner Trustee, and when duly executed and delivered by the related Owner Trustee, and duly authenticated by the related Indenture Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute the valid and binding obligations of such Owner Trustee, and the holders thereof will be entitled to the benefits of such Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The offer and sale of the Equipment Notes will be exempt from the registration requirements of the Act and it will not be necessary to qualify any of the Indentures under the Trust Indenture Act in respect of any such offer or sale.

              (h) Neither GPA Group, GPA I nor GPA Sub I has taken any corporate action or, to the best knowledge of GPA Group, GPA I and GPA Sub I, have any other steps been taken or legal proceedings been started or threatened against it (i) as a result of which it could become bankrupt, (ii) for its winding-up, dissolution or reorganization or
       (iii) for the appointment of a liquidator, receiver, administrator, administrative receiver, examiner or similar officer of it or of any or all its assets or revenues.

              (i) This Agreement and the other Operative Documents to which each of GPA Group, GPA I and GPA Sub I is a party have been duly executed and delivered by each of GPA Group, GPA I and GPA Sub I, and the other Operative Documents to which GPA Group, GPA I and GPA Sub I will be a party will be duly executed and delivered by each of GPA Group, GPA I and GPA Sub I on or prior to the Closing Date.

              (j) The statements in the Prospectus describing various provisions of the Pass Through Trust Agreements, the Offered Certificates, the Intercreditor Agreement, the Liquidity Facilities, the Equipment Notes, the Indentures and the other Operative Documents (other than the Leases) provide accurate summaries of such provisions in all material respects.

              (k) The Operative Documents (other than this Agreement) to which each of GPA Group, GPA I or GPA Sub I is or will be a party will constitute, when duly executed and delivered by each of GPA Group, GPA I or GPA Sub I, as the case may be, assuming that such Operative Documents have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, each other party thereto, the legal, valid and binding obligations of each of GPA Group, GPA I or GPA Sub I, as the case may be, enforceable against each of GPA Group, GPA I or GPA Sub I, as the case may be, in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), or (ii) with respect to indemnification and contribution provisions, applicable law.

              (l) To the best of GPA's knowledge, no event has occurred and is continuing which constitutes a Lease Event of Default or would constitute a Lease Event of Default under any Lease but for the requirement that notice be given or time lapse or both.

              (m) To the best of GPA's knowledge, no event has occurred and is continuing which constitutes an Event of Loss (as defined in each Lease) or would constitute an Event of Loss under any Lease with the lapse of time.

              (n) Neither GPA Group, GPA I, GPA Sub I nor any of the Trusts is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act; and none of the Trusts, after giving effect to the offering and sale of the Offered Certificates and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" as defined in the Investment Company Act.

              (o) All of GPA Group's, GPA I's and GPA Sub I's representations and warranties to be contained in Section 9 of each Refunding Agreement, when made, shall be incorporated by reference in this Agreement as if set forth herein, and shall be true and correct on and as of the date they are made by each of GPA Group, GPA I and GPA Sub I pursuant to each Refunding Agreement and on and as of the Closing Date.

              4.     Purchase, Sale and Delivery of Offered Certificates.

              (a) Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Trustee, at a purchase price of ___% of the principal amount thereof, the aggregate principal amount of Offered Certificates of each Trust set forth opposite the name of such Underwriter in Schedule I hereto.

              (b) The Company is advised by you that the Underwriters propose to make a public offering of the Offered Certificates as soon after this Agreement has been entered into as in your judgment is advisable. The Company is further advised by you that the Offered Certificates are to be offered to the public initially at 100% of their principal amount -- the public offering price -- plus accrued interest, if any, and to certain dealers selected by the Underwriters at concessions not in excess of the concessions set forth in the Prospectus, and that the Underwriters may allow, and such dealers may reallow, concessions not in excess of the concessions set forth in the Prospectus to certain other dealers.

              (c) As compensation to the Underwriters for their respective commitments and obligations hereunder in respect of the Offered Certificates, including their respective undertakings to distribute the Offered Certificates, GPA I and GPA Sub I, jointly and severally, will pay to each Underwriter with respect to the Offered Certificates of each Trust purchased by it as set forth in Schedule I hereto a portion determined by you and such Underwriter of the total amount of commissions payable in respect of the Offered Certificates of each such Trust as set forth in Schedule II hereto; provided that if GPA I or GPA Sub I fails to pay such amounts when due, GPA Group will pay such amounts. Such payment shall be made simultaneously with the payment by the Underwriters to the Trustee of the purchase price of the Offered Certificates as specified in Section 4(a) hereof. Payment of such compensation shall be made by Federal funds check or other immediately available funds.

              (d) Delivery of and payment for the Offered Certificates shall be made at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005 at 10:00 A.M. on November __, 1996, you, GPA and the Company, collectively, having determined that it is not feasible to close at an earlier date, or such other date, time and place as may be agreed upon by you and the Company (such date and time of delivery and payment for the Offered Certificates being herein called the "Closing Date"). Delivery of the Offered Certificates shall be made to your account at The Depository Trust Company for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Trustee by wire transfer. The Offered Certificates shall be registered in the name of Cede & Co. or in such other names, and in such denominations as you may request in writing at least two full business days in advance of the Closing Date.

              (e) The Company agrees to have the Offered Certificates available for inspection, checking and packaging by you in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

              (f) It is understood that each Underwriter has authorized you for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Offered Certificates that it has agreed to purchase. You, individually and not as a representative, may (but shall not be obligated to) make payment of the purchase price for the Offered Certificates to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Date.

              5. Certain Agreements of the Company. The Company agrees with each Underwriter that:

              (a) The Company will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without your consent, which consent will not be unreasonably withheld. If, at any time during the period when a prospectus relating to the Offered Certificates is required to be delivered by an Underwriter or a dealer under the Act any event occurs as a result of which in the reasonable opinion of counsel to the Underwriters or counsel to the Company the Registration Statement or the Prospectus as then amended or supplemented would not comply with applicable law or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company promptly will prepare, at the joint and several expense of GPA I and GPA Sub I (or, alternatively, at the expense of GPA Group), an amendment or supplement which, in the reasonable opinion of counsel to the Underwriters or counsel to the Company, will comply with such law or will correct such statement or omission, will promptly file such amendment or supplement with the Commission, and will furnish, at the joint and several expense of GPA I and GPA Sub I (or, alternatively, at the expense of GPA Group), to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company), upon request, copies of the Prospectus as so amended or supplemented. Neither your consent to, nor any Underwriter's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

              (b) At the joint and several expense of GPA I and GPA Sub I (or, alternatively, at the expense of GPA Group), the Company will furnish to you one signed and as many conformed copies of each Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after such Registration Statement became effective, as many copies of all exhibits and documents filed therewith or incorporated by reference therein and one signed and as many conformed copies of all consents and certificates of experts as you may reasonably request and, if requested by you, will furnish for each of the Underwriters, one conformed copy of each Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

              (c) At the joint and several expense of GPA I and GPA Sub I (or, alternatively, at the expense of GPA Group), the Company will furnish to each

       Underwriter copies of the Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as each Underwriter reasonably requests. The Company will file the Prospectus pursuant to Rule 424(b) under the Act within the time required under such Rule and the Act.

              (d) The Company, at the joint and several expense of GPA I and GPA Sub I (or, alternatively, at the expense of GPA Group), will take such actions as may be reasonably requested by the Underwriters to arrange for the qualification of the Offered Certificates for sale under the applicable securities or Blue Sky laws of such jurisdictions in the United States as the Underwriters reasonably designate and will continue such qualifications in effect so long as required for the resale of the Offered Certificates by the Underwriters; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities, (ii) file a general consent to service of process or
       (iii) subject itself to taxation in any such state.

              (e) The Company will as soon as practicable, but not later than 18 months after the effective date of the Registration Statement, make generally available to its security holders and to you an earnings statement of the Company and any subsidiaries conforming with the requirements of Section 11(a) of the Act (including, at the option of the Company, Rule 158 under the Act), covering a period of at least 12 months beginning on the first day of the first fiscal quarter of the Company commencing after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission.

              (f) During the period of five years hereafter, the Company will promptly furnish to you, and will make available to each of the other Underwriters upon their request, copies of all of its annual reports, quarterly reports and current reports on Forms 10-K, 10-Q and 8-K, or such other forms as may be designated by the Commission, and any definitive proxy statement of the Company, in each case, filed with the Commission under the Exchange Act or mailed to stockholders.

              (g) So long as any of the Offered Certificates are outstanding, the Company will furnish to you, by first-class mail as soon as practicable, (i) all documents distributed by the Company to any holders of Offered Certificates, or filed with the Commission pursuant to the Exchange Act, or any rule or regulation of the Commission thereunder,
       (ii) any order of the Commission under the Act or the Exchange Act received by the Company applicable to the Trusts or to the Company as originator of the Trusts, or pursuant to a "no-action" letter obtained from the staff of the Commission by the Company and affecting the Trusts or the Company as originator of the Trusts and (iii) from time to time, such other information concerning the Company or, to the extent possessed by the Company, the Trusts as the Underwriters may reasonably request.

              (h) The Company will, during the period when a prospectus relating to the Offered Certificates is required to be delivered by an Underwriter or a dealer under the Act or the Exchange Act, file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act within the required time periods. You will notify the Company when such period shall have expired.

              (i) The Company will notify you promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information and, in the event of the issuance of any stop order or order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, at the joint and several expense of GPA I and GPA Sub I (or, alternatively, at the expense of GPA Group), promptly use reasonable efforts to obtain its withdrawal.

              (j) Between the date of this Agreement and the Closing Date, the Company will not, without your prior written consent, offer, sell, or enter into any agreement to sell, any public debt securities registered under the Act (other than the Offered Certificates) or any debt securities which may be resold in a transaction exempt from the registration requirements of the Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Act.

              (k) In connection with the offering, until you shall have notified the Company of the completion of the resale of the Offered Certificates, neither the Company nor any of its affiliates has bid for or purchased or will bid for or purchase, either alone or with one or more other persons, for any account in which it or any of its affiliates has a beneficial interest any Offered Certificates; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Certificates.

              (l) To the extent, if any, that the ratings provided with respect to the Offered Certificates by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Rating Services ("Standard & Poor's" and, together with Moody's, the "Rating Agencies") are conditional upon the furnishing of documents or the taking of any other actions by the Company, the Company will, at the joint and several expense of GPA I and GPA Sub I (or, alternatively, at the expense of GPA Group), furnish such documents and take any such other actions in each case to the extent reasonably practicable.

              6.     Certain Agreements of GPA.  GPA agrees with the
Underwriters that:

              (a) GPA I and GPA Sub I, jointly and severally, shall pay (or cause to be paid), or if GPA I or GPA Sub I fails to pay, GPA Group shall pay, the following (without duplication): (i) the preparation, printing, distribution and filing of the registration statement (including financial statements and exhibits), as originally filed and amended, the Preliminary Prospectus, the Prospectus, and any amendments thereof or supplements thereto, (ii) the preparation, printing and distribution of this Agreement, the Pass Through Trust Agreements, the Offered Certificates, the other Operative Documents and any Blue Sky Memorandum or Legal Investment Survey by the Underwriters' counsel and the reasonable fees and disbursements of Underwriters' counsel in connection with such memorandum or survey, (iii) the delivery of the Offered Certificates to the Underwriters, (iv) the reasonable fees and disbursements of the Company's and GPA's counsel and the Company's accountants, (v) the expenses of qualifying the Offered Certificates under Blue Sky or state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the fees and expenses of the Owner Trustees, the Indenture Trustees, the Subordination Agent and the Trustees and the reasonable fees and disbursements of their respective counsel, (vii) any fees charged by the Rating Agencies for rating the Offered Certificates (including annual surveillance fees related to the Offered Certificates as long as they are outstanding), (viii) the reasonable fees and disbursements of counsel for the Underwriters generally incurred in connection with the consummation of the transactions contemplated by this Agreement and the Operative Documents, (ix) any fees of the National Association of Securities Dealers, Inc. in connection with their review of the Underwriters' compensation; (xi) the costs and charges of DTC and its nominee in connection with the Offered Certificates, including the book-entry ownership system for the Offered Certificates, (xi) all reasonable travel, lodging and other expenses of the Underwriters and the Company's officers and employees and any other expenses in connection with attending or hosting meetings with prospective purchasers of Offered Certificates, (xii) all fees and expenses relating to appraisals of each of the Aircraft and each Spare Engine, and (xiv) all expenses specified in Section 21 of each Refunding Agreement.

              If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 11, GPA shall reimburse the Underwriters for all their reasonable out-of-pocket expenses.

              (b) To the extent, if any, that the ratings provided with respect to the Offered Certificates by any Rating Agency are conditional upon the furnishing of documents or the taking of any other actions by GPA, GPA will furnish such documents and take any such other actions in each case to the extent reasonably practicable.

              7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject to (i) the condition that all representations and warranties and other statements of the Company and GPA set forth or incorporated by reference herein and made in certificates furnished pursuant hereto, and of each party to the Operative Documents, made in such documents, are, at and as of the Closing Date, true and correct, (ii) the condition that the Company and GPA shall have performed in all material respects all of their respective obligations hereunder theretofore to be performed, (iii) the condition that each of the Indenture Documents related to each of the Owner Trusts constitutes the legal, valid and binding agreements of the parties thereto, (iv) the condition that no Lease Event of Default under any Lease or event or condition which with the passage of time or the giving of notice or both would become a Lease Event of Default under any Lease shall have occurred, and (v) the condition that none of the Japanese Financing Documents have been repudiated by any party thereto or otherwise have ceased to be in full force and effect, and to the following additional conditions precedent:

              (a) Subsequent to the date of this Agreement and on or prior to the Closing Date,

                     (i) no stop order suspending the effectiveness of either Registration Statement shall have been issued under the Act and no proceedings therefor shall have been instituted or threatened by the Commission.

                     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by the Rating Agencies or any other "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Act; and

                     (iii) (A) the Company shall not have sustained, since the date of the interim financial statements included in the Prospectus, any material loss or interference with its business from any court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus and (B) since such date there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), or the earnings, business affairs, business prospects or properties of the Company that, individually or in the aggregate, other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or clause (B), is material and adverse and that makes it, in your judgment, impracticable or inadvisable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

                     (iv) since the date of the Prospectus there shall not have occurred any change or development which would reasonably be expected to result in a prospective change in or affecting the condition (financial or otherwise), or the earnings, business affairs, business prospects or properties of GPA and its subsidiaries taken as a whole, that, individually or in the aggregate, other than as set forth or contemplated in the Form 20-F, the effect of which is material and adverse and that makes it, in your judgment, impracticable or inadvisable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

              (b) You shall have received a letter, dated the date of this Agreement, from each of KPMG Peat Marwick LLP and Babcock & Brown in form and substance reasonably satisfactory to you.

              (c)  On the Closing Date, you shall have received:

                     (1) The favorable opinions, dated as of the Closing Date, of Andrews & Kurth L.L.P., and Latham & Watkins, counsel for the Company, in form and substance reasonably satisfactory to you.

                     (2) The favorable opinion, dated as of the Closing Date, of Stephen L. Johnson, Senior Vice President - Legal Affairs, of the Company, in form and substance reasonably satisfactory to you.

                     (3) The favorable opinion, dated as of the Closing Date, of Paul, Hastings, Janofsky & Walker LLP, counsel for GPA Group, GPA I and GPA Sub I, in form and substance reasonably satisfactory to you.

                     (4) The favorable opinion, dated as of the Closing Date, of McCann FitzGerald, Irish counsel for GPA Group, in form and substance reasonably satisfactory to you.

                     (5) The favorable opinions, dated as of the Closing Date, of ______ __________, and ___________________________, each counsel for an Owner Participant in form and substance reasonably satisfactory to you.

                     (6) The favorable opinions, dated as of the Closing Date of the general counsel or assistant general counsel for _____________________ ___________ and
              ____________________________, respectively, as Owner
              Participants, in form and substance reasonably satisfactory to you.

                     (7) The favorable opinions, dated as of the Closing Date, of Nakagawa & Takashina, counsel for FUYO General Lease Co., Ltd., and Nishimura & Partners, counsel to Air Tara Caymans I, Limited and Air Tara Caymans II, Limited in form and substance reasonably satisfactory to you.

                     (8) The favorable opinions, dated as of the Closing Date, of Kelley, Drye & Warren and Shipman & Goodwin LLP, counsel for the Chase Manhattan Bank and Fleet National Bank, respectively, as Indenture Trustees, in form and substance reasonably satisfactory to you.

                     (9) The favorable opinions, dated as of the Closing Date, of Morris, James, Hitchens & Williams, counsel for Wilmington Trust Company, as Owner Trustee, in form and substance reasonably satisfactory to you.

                     (10) The favorable opinion, dated as of the Closing Date, of Shipman & Goodwin LLP, counsel for Fleet National Bank as Pass Through Trustee under each Trust, in form and substance reasonably satisfactory to you.

                     (11) The favorable opinion, dated as of the Closing Date, of Shipman & Goodwin LLP, counsel for Fleet National Bank as Subordination Agent, in form and substance reasonably satisfactory to you.

                     (12) The favorable opinion, dated as of the Closing Date, of White & Case, counsel for Kredietbank N.V., acting through its New York Branch, as Liquidity Provider, in form and substance reasonably satisfactory to you.

                     (13) The favorable opinion, dated as of the Closing Date, of Wilfried Kupers, Senior Legal Advisor for Kredietbank N.V., acting through its New York branch, as Liquidity Provider, in form and substance reasonably satisfactory to you.

                     (14) The favorable opinion, dated as of the Closing Date, of Daugherty, Fowler & Peregrin, special FAA counsel, in form and substance reasonably satisfactory to you.

                     (15) The favorable opinion, dated as of the Closing Date, of Milbank, Tweed, Hadley & McCloy, your special counsel, with respect to Section 1110 of the Bankruptcy Code, in form and substance reasonably satisfactory to you.

                     (16) The favorable opinion, dated as of the Closing Date, of Milbank, Tweed, Hadley & McCloy, your special counsel, with respect to the validity of the Offered Certificates, the Prospectus, and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.


              (d) Each of the Appraisers shall have furnished to you a letter from such Appraiser, addressed to the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

              (e) You shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date as if made on the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the Company's most recent interim financial statements there has been no Material Adverse Change, except as set forth in or contemplated by the Prospectus.

              (f) You shall have received a certificate, dated the Closing Date, of any authorized officer of each of GPA Group, GPA I and GPA Sub I in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of each of GPA Group, GPA I and GPA Sub I in this Agreement are true and correct on and as of the Closing Date as if made on the Closing Date, and that each of GPA Group, GPA I and GPA Sub I has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

              (g) You shall have received a letter, dated the Closing Date, of KPMG Peat Marwick LLP which meets the requirements of subsection (b) of this Section 7.

              (h) At the Closing Date, each of the Operative Documents shall have been duly executed and delivered by each of the parties thereto; the representations and warranties of the Company contained in each of the Operative Documents to which it is a party shall be true and correct as of the Closing Date (except to the extent that they relate solely to an earlier date in which case they shall be true and correct as of such earlier date) and you shall have received a certificate of a Vice President of the Company, dated as of the Closing Date, to such effect. GPA agrees to furnish to you, promptly after the Closing Date, a copy of each opinion required to be delivered under the applicable Operative Document addressed to you and of such other documents furnished in connection with the fulfillment of the conditions precedent therein as you or your counsel may reasonably request.

              (i) Each of the Company and GPA shall have furnished or caused to be furnished to you prior to or at the Closing Date, in form and substance satisfactory to you and your counsel, such other information, documents, certificates and opinions as the you, your counsel, or the Rating Agencies may reasonably request.

              (j) On the Closing Date, the Class A Certificates shall be rated A2 by Moody's and AA- by Standard & Poor's, the Class B Certificates shall be rated Baa2 by Moody's and A- by Standard & Poor's, the Class C Certificates shall be rated Ba1 by Moody's and BBB- by Standard & Poor's, the Class D Certificates shall be rated Ba3 by Moody's and BB by Standard & Poor's, and the Class E Certificates shall be rated B1 by Moody's and B+ by Standard & Poor's.

              (k) On or prior to the Closing Date, the conditions precedent set forth in Section 3 of each Refunding Agreement shall have been fulfilled to the satisfaction of the Underwriters.

              The Company will furnish you with such conformed copies of such agreements, opinions, certificates, letters and documents as you reasonably request. You may waive compliance with any conditions to your obligations hereunder.

              8.  Indemnification and Contribution.

              (a) The Company agrees to indemnify and hold harmless each Underwriter, and each Person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, or is under common control with any Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the America West Information included in the Registration Statement (as amended if any amendments thereto shall have been prepared), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in the America West Information included in the Preliminary Prospectus or the Prospectus (as amended or supplemented, if any amendments or supplements thereto shall have been prepared), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing by you on behalf of such Underwriter expressly for use therein; provided, further, that the Company shall not be liable in any such case to the extent that any such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the GPA Information or the Statement of Eligibility under the Trust Indenture Act on Form T-1 filed as part of the Registration Statement; provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission in any Prospectus such indemnity with respect to such Prospectus shall not inure to the benefit of any Underwriter (or any person controlling or under common control with such Underwriter) from whom the Person asserting any such loss, claim, damage or liability purchased the Offered Certificates which are the subject thereof if such untrue statement or omission or alleged untrue statement or omission was remedied or eliminated in a subsequent Prospectus and if such Underwriter failed to deliver a copy of such subsequent Prospectus to such Person prior to or together with written confirmation of the sale of Offered Certificates to such Person, unless such failure to deliver the Prospectus was a result of noncompliance by the Company with the delivery requirements set forth in Section 5 hereof.

              (b) The GPA Group, GPA I and GPA Sub I, jointly and severally, agree to indemnify and hold harmless, each Underwriter, and each Person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, or is under common control with any Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Company, any Underwriter or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the GPA Information included in the Registration Statement (as amended if any amendments thereto shall have been prepared), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in the GPA Information included in the Preliminary Prospectus or the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been prepared), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that GPA shall not be liable in any such case to the extent that any such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing by you on behalf of such Underwriter expressly for use therein; provided, further, that GPA shall not be liable in any such case to the extent that any such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the America West Information; provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission in any Prospectus such indemnity with respect to such Prospectus shall not inure to the benefit of any Underwriter (or any person controlling or under common control with such Underwriter) from whom the Person asserting any such loss, claim, damage or liability purchased the Offered Certificates which are the subject thereof if such untrue statement or omission or alleged untrue statement or omission was remedied or eliminated in a subsequent Prospectus and if such Underwriter failed to deliver a copy of such subsequent Prospectus to such Person prior to or together with written confirmation of the sale of Offered Certificates to such Person, unless such failure to deliver the Prospectus was a result of noncompliance by the Company with the delivery requirements set forth in Section 5 hereof.

              (c) The Underwriters agree to indemnify and hold harmless the Company, the GPA Group, GPA I and GPA Sub I, each of their directors, each of their officers who signed the Registration Statement and each Person, if any, who controls the Company, the GPA Group, GPA I or GPA Sub I within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, or is under common control with the Company, the GPA Group, GPA I or GPA Sub I, to the same extent as the foregoing indemnities from the Company, the GPA Group, GPA I and GPA Sub I to the Underwriters, but only with reference to information relating to the Underwriters furnished in writing by you on behalf of the Underwriters expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendments or supplements thereto.

              (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs (a), (b) or (c) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you on behalf of the Underwriters, in the case of parties indemnified pursuant to paragraphs
(a) or (b) above, and by the Company, the GPA Group, GPA I or GPA Sub I, as the case may be, in the case of parties indemnified pursuant to paragraph (c) above; provided, however, that if the indemnified parties consist of the Company, the GPA Group, GPA I or GPA Sub I, each such indemnified party shall have the right to select its own counsel in the circumstances described in clauses (i) and (ii) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent provided herein. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

              (e)  To the extent the indemnification provided for in paragraph
(a), (b) or (c) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by (A) the Company and GPA collectively on the one hand, and (B) the Underwriters collectively on the other hand, from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of (A) the Company, (B) GPA, and (C) the Underwriters, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and GPA collectively in connection with the offering of the Offered Certificates shall be deemed to be in the same proportion as the net proceeds from the offering of the Offered Certificates (after deducting the aggregate underwriting commissions received by the Underwriters but before deducting other fees and expenses) received by the Trustees in respect thereof, as set forth in the Prospectus, bears to the aggregate public offering price of such Offered Certificates. The relative benefits received by the Underwriters collectively in connection with the offering of the Offered Certificates shall be deemed to be in the same proportion as the aggregate underwriting commissions received by the Underwriters in respect thereof, as set forth in the Prospectus, bears to the aggregate public offering price of the Offered Certificates. The relative fault of the Company, GPA or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (a) the Company, (b) GPA, or (c) the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding sentence, the Company shall be deemed to have supplied the America West Information, GPA shall be deemed to have supplied the GPA Information and the Underwriters shall be deemed to have supplied the information concerning the Underwriters described in paragraph (c) of this
Section 8.

              (f) The Company, GPA and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
(e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (g)  The indemnity and contribution provisions contained in this
Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of or the Company, the GPA Group, GPA I or GPA Sub I, their respective officers or directors or any person controlling the Company, the GPA Group, GPA I or GPA Sub I and (iii) acceptance of and payment for any of the Offered Certificates. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

              9. Default of Underwriters. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Certificates that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Offered Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered Certificates specified to be purchased by them in Schedule I bears to the aggregate principal amount of Offered Certificates specified to be purchased by all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall principal amount of Offered Certificates that any Underwriter has agreed to purchase pursuant to Section 4 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Offered Certificates without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Certificates and the aggregate principal amount of Offered Certificates with respect to which such default occurs is more than 10% of the aggregate principal amount of Offered Certificates to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Offered Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, GPA or the Company, except that GPA will continue to be liable for the payment of expenses to the extent set forth in Section 6, but only with respect to the non-defaulting Underwriters and the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements that may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

       If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of GPA or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason GPA or the Company shall be unable to perform its obligations under this Agreement, GPA will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

              10. Survival of Certain Agreements, Etc. and Certain Reimbursement Obligations. The respective agreements, covenants, representations, warranties and other statements of the Company or GPA or of their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, GPA or the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Offered Certificates. If for any reason the purchase of the Offered Certificates by the Underwriters is not consummated, GPA shall be responsible for all of the expenses to be paid or reimbursed pursuant to
Section 6, and the obligations of GPA and the Company and the Underwriters pursuant to Section 8 shall remain in effect. If the purchase of the Offered Certificates by the Underwriters is not consummated for any reason other than solely because of the occurrence of the termination of the Agreement pursuant to Section 9 or Section 11, GPA shall reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by it in connection with the offering of such Offered Certificates and comply with its obligations under Section 6.

              11. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clause (a), such event singly or together with any other such event makes it, in your judgment, impracticable or inadvisable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

              12. Notices. All communications hereunder will be in writing and will be mailed, delivered or sent by facsimile transmission and confirmed
(a) if to the Underwriters, Morgan Stanley & Co. Incorporated, at 1585 Broadway, New York, New York 10036, Attention: Equipment Finance Group, facsimile number 212- 761-0786; (b) if to the Company, at 4000 East Sky Harbor Boulevard, Phoenix, Arizona 85034, Attention: Senior Vice President-Legal Affairs, facsimile number 602-693-5904; (c) if to GPA Group, GPA Group plc, 4th Floor, GPA House, Shannon, Co. Clare, Ireland, Attention: Company Secretary, facsimile number 353-61-360503; (d) if to GPA I or GPA Sub I, GPA Leasing USA I, Inc. or GPA Leasing USA Sub I, Inc., at 83 Wooster Heights Road, Danbury, Connecticut 06810, Attention: President, facsimile number 203-830-4764.

              13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

              14. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

              15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

              16. Submission to Jurisdiction; Appointment of Agent for Service; Obligation Currency. Any suit, action or proceeding against any party to this Agreement arising out of or relating to this Agreement, any transaction contemplated hereby or any judgment entered by any court in respect thereof may be brought in any New York State court located in the County of New York or Federal court sitting in the Second Circuit, and each such party hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. To the extent that service of process by mail is permitted by applicable law, each party hereto irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for above. Each party to this Agreement irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any New York State court located in the County of New York or Federal court sitting in the Second Circuit, or any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the fullest extent permitted by applicable law, each party to this Agreement waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. The Company irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, NY 10019, and GPA Group, GPA I and GPA Sub I each irrevocably designates and appoints Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022,
Attention: John P. Howitt and Leigh Ryan, (collectively, the "Process Agents"), as the authorized agents of the Company, GPA Group and GPA I and GPA Sub I, respectively, upon whom process may be served in any such suit, action or proceeding, it being understood that the designation and appointment of the Process Agents as such authorized agent shall become effective immediately without any further action on the part of the Company, GPA Group, GPA I or GPA Sub I. Each of the Company, GPA Group, GPA I and GPA Sub I represents to the Underwriters that it has notified its Process Agent of such designation and appointment and that such Process Agent has accepted the same in writing. Each of the Company, GPA Group, GPA I and GPA Sub I hereby irrevocably authorizes and directs its Process Agent to accept such service. Each of the Company, GPA Group, GPA I and GPA Sub I further agrees that service of process upon its Process Agent and written notice of said service to the Company, GPA Group, GPA I or GPA Sub I, as the case may be, mailed by first class mail or delivered to such Process Agent, shall be deemed in every respect effective service of process upon the Company, GPA Group, GPA I or GPA Sub I, as the case may be, in any such suit, action or proceeding. Nothing herein shall affect the right of any Underwriter or any person controlling such Underwriter to serve process in any other manner permitted by law. Each of the Company, GPA Group, GPA I and GPA Sub I agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. If the Company, GPA Group, GPA I or GPA Sub I, as the case may be, has or may hereafter acquire immunity from jurisdiction or legal process or from attachment in aid of execution or from execution with respect to itself or its property, the Company, GPA Group, GPA I or GPA Sub I, as the case may be, hereby irrevocably waives to the fullest extent permitted under applicable law such immunity in respect of its obligations hereunder in any action, suit or proceeding which may be instituted in any New York State court located in the County of New York or Federal court sitting in the Second Circuit by any Underwriter or by any persons controlling such Underwriter within the meaning of Section 15 of the Securities Act or any director, officer, employee or agent of such Underwriter. This waiver is intended to be effective upon the execution of this Agreement without any further act by the Company, GPA Group, GPA I or GPA Sub I, as the case may be, before any such court, and the introduction of a true copy of this Agreement into evidence in any such court shall, to the fullest extent permitted by applicable law, be conclusive and final evidence of such waiver.

              The obligation of the parties hereto to make payments hereunder is in U.S. dollars (the "Obligation Currency") and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder.


                             --------------------

              If the foregoing is in accordance with the Underwriters' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Underwriters, the Company, GPA Group, GPA I and GPA Sub I in accordance with its terms.

                                      Very truly yours,

                                      AMERICA WEST AIRLINES, INC.


                                      By:
                                          ------------------------------------
                                           Name:
                                           Title:

                                           GPA GROUP PLC


                                      By:
                                          ------------------------------------
                                           Name:
                                           Title:

                                      GPA LEASING USA I, INC.


                                      By:
                                          ------------------------------------
                                           Name:
                                           Title:

                                      GPA LEASING USA SUB I, INC.


                                      By:
                                          ------------------------------------
                                           Name:
                                           Title:

Accepted as of the date first above written:

Morgan Stanley & Co. Incorporated; Citicorp
Securities, Inc.; Lehman Brothers Inc.; and
Salomon Brothers Inc

By: MORGAN STANLEY & CO.
    INCORPORATED


By:
    ----------------------------------
     Name:
     Title:

                                                                      SCHEDULE I
                                                                    UNDERWRITERS

                        Principal Amount   Principal Amount     Principal Amount   Principal Amount   Principal Amount
                        of Pass Through     of Pass Through     of Pass Through    of Pass Through    of Pass Through
                        Certificates of     Certificates of     Certificates of    Certificates of    Certificates of
                       the Class A Trust   the Class B Trust   the Class C Trust  the Class D Trust  the Class E Trust
                       -----------------   -----------------   -----------------  -----------------  -----------------

Morgan Stanley &
  Co. Incorporated

Citicorp Securities, Inc.

Lehman Brothers Inc.

Salomon Brothers Inc


     TOTAL

                                        SCHEDULE II




  Pass Through   Aggregate
  Certificate    Principal     Interest       Final
  Designation     Amount         Rate   Distribution Date     Commissions*   Commissions**
  -----------     ------         ----   -----------------     ------------   -------------

  1996-1A         $                                 %                  %        $
  1996-1B
  1996-1C
  1996-1D
  1996-1E
                                                                                ------------

                                Total
                                                                                ============

---------------
*      Expressed as a percentage of Aggregate Principal Amount.

**     Expressed in dollars.

                                    ANNEX 1


              For purposes of the Underwriting Agreement, "America West Information" shall consist of the following information in the Registration Statement and the Prospectus:

              (a)    The cover page of the Registration Statement.

              (b) The table on the cover page of the Prospectus, including the footnote thereto relating to accrued interest and the first sentence of the footnote immediately following such footnote.

              (c) The information in the last two paragraphs on page 2 of the Prospectus.

              (d) The information under the heading "Available Information and Reports to Certificateholders."

              (e)    The information under the heading "Forward Looking
Information."

              (f) The information under the heading "Incorporation of Certain Documents by Reference."

              (g) The information under the headings "Prospectus Summary--The Company," "--Strategy," "--The Offering--Equipment Notes--(e)
Section 1110 Protection," "--Federal Income Tax Consequences,""--ERISA Considerations" and "-- Summary Financial and Operating Data".

              (h) The information under the headings "Risk Factors--Company Related Risks" and "--Industry Related Risks."

              (i) The information under the headings "Risk Factors-Factors Relating to the Certificates and the Offering--Maintenance," "--Insurance", "--
Repossession"   and "--Absence of a Public Market for the Certificates."

              (j) The information under the headings "Ratio of Earnings to Fixed Charges," "Capitalization," "Selected Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management" and "Certain Transactions."

              (k) The second full paragraph under the heading "Description of the Equipment Notes--General."

              (l) The fifth, sixth and seventh paragraphs under the heading "Description of the Equipment Notes--Remedies."

              (m) The information under the heading "Description of the Equipment Notes--Modification of Indentures and Leases" and
"--Indemnification," but only to the extent such information thereunder concerns the Leases and not the Indentures.

              (n) The information under the heading "Description of the Equipment Notes--The Leases."

              (o) The information under the headings "Certain U.S. Federal Income Tax Consequences," "State Tax Considerations," "ERISA Considerations," "Underwriting" and "Legal Matters."

              (p) The information under the first two paragraphs under the heading "Experts."

              (q) The information under the headings "Index to Financial Statements," including the condensed financial statements of the Company, the financial statements of the Company and the "Independent Auditors' Report" that follow such index.

              (r) All annual, quarterly and other reports, exhibits and other documents incorporated by reference in the Registration Statement and the Prospectus.

              (s) The information included in Part II of the Registration Statement.

       For purposes of the Underwriting Agreement, "GPA Information" shall consist of all of the information in the Registration Statement and the Prospectus other than the America West Information.





                                       2